Exhibit 10.3

EXECUTION VERSION

COLLATERAL MANAGEMENT AGREEMENT
dated as of May 22, 2026
by and between
BARINGS PRIVATE CREDIT CORPORATION CLO 2026-1,
as Issuer
and
BARINGS PRIVATE CREDIT CORPORATION,
as Collateral Manager

COLLATERAL MANAGEMENT AGREEMENT
This Collateral Management Agreement (as amended from time to time, this “Agreement”), dated as of May 22, 2026, is entered into by and between BARINGS PRIVATE CREDIT CORPORATION CLO 2026-1, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), and BARINGS PRIVATE CREDIT CORPORATION, a Maryland corporation, as collateral manager (“Barings Private Credit Corporation” and the “Collateral Manager”).
WITNESSETH:
WHEREAS, the Secured Notes and the Subordinated Notes (each as defined in the Indenture) will be issued pursuant to an indenture (the “Indenture”) to be dated May 22, 2026 (the “Closing Date”), between and among the Issuer, Barings Private Credit CLO 2026-1, LLC, a limited liability company organized under the laws of the State of Delaware (the “Co-Issuer” and, together with the Issuer, the “Issuers”) and State Street Bank and Trust Company, as trustee (in such capacity, the “Trustee”);
WHEREAS, the Issuer intends to pledge all Collateral Obligations and the other Assets, all as set forth in the Indenture, to the Trustee as security for the Secured Notes and certain other obligations of the Issuer under the Indenture;
WHEREAS, the Issuer desires to appoint Barings Private Credit Corporation as the Collateral Manager to provide the services described herein and Barings Private Credit Corporation desires to accept such appointment;
WHEREAS, the Indenture authorizes the Issuer to enter into this Agreement, pursuant to which the Collateral Manager agrees to perform, on behalf of the Issuer, certain investment management duties with respect to the administration and disposition of Assets in the manner and on the terms set forth herein and to perform such additional duties as are consistent with the terms of this Agreement and the Indenture as the Issuer may from time to time reasonably request; and
WHEREAS, the Collateral Manager has the capacity to provide the services required hereby and is prepared to perform such services upon the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:
Section 1.    Definitions.
(a)    As used in this Agreement:
“17(d) Order” shall have the meaning set forth in Section 5(d).
“Actions” shall mean any claim, action, proceeding or investigation with respect to any pending or threatened litigation.
“Advisers Act” shall mean the U.S. Investment Advisers Act of 1940, as amended.
“Agreement” shall have the meaning set forth in the preamble.

“Barings Private Credit Corporation” shall have the meaning set forth in the preamble.
“Board of Directors” shall mean the board of directors of the Issuer.
“Cause” shall have the meaning set forth in Section 14.
“Change-in-Control” shall mean the entity or entities with the power to direct or cause the direction of the management or policies of the Collateral Manager as of the Closing Date, whether through the ownership of voting securities, by contract or otherwise, cease to have such power, unless there is no material change to the principal investment professionals which manage non-investment grade loans of the Collateral Manager and such investment professionals remain actively involved in the selection and management of the Issuer’s Assets.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Co-Issuer” shall have the meaning set forth in the recitals hereto.
“Collateral Administrator” shall mean State Street Bank and Trust Company in its capacity as such.
“Collateral Manager” shall have the meaning set forth in the preamble.
“Collateral Manager Breaches” shall have the meaning set forth in Section 10(a).
“Collateral Manager Information” shall mean the information in the Offering Circular set forth under the headings “Risk Factors—Relating to the Collateral Manager and its Affiliates”, “Risk Factors—Relating to Certain Conflicts of Interest—The Issuer will be subject to various conflicts of interest involving the Collateral Manager and its Affiliates”, “The Collateral Manager” and “The EU/UK Retention Holder and the EU/UK Retention and Transparency Requirements—Description of the EU/UK Retention Holder” (including any amendment or supplement to such information approved by the Collateral Manager that is contained in any amendment or supplement to the Final Offering Circular).
“Collateral Manager Parties” shall have the meaning set forth in Section 10(a).
“Collateral Manager Standard” shall have the meaning set forth in Section 2(a).
“Cumulative Deferred Collateral Management Fees” shall mean, collectively, the Cumulative Deferred Senior Collateral Management Fee and the Cumulative Deferred Subordinated Collateral Management Fee.
“Cumulative Deferred Senior Collateral Management Fee” shall mean the cumulative amount of the Senior Collateral Management Fee deferred pursuant to Section 8(b) and 8(c) on prior Payment Dates and, in each case, which has not been paid.
“Cumulative Deferred Subordinated Collateral Management Fee” shall mean the cumulative amount of the Subordinated Collateral Management Fee deferred pursuant to Section 8(b) and 8(c) on prior Payment Dates and, in each case, which has not been paid.

“Current Deferred Senior Collateral Management Fee” shall mean the deferral of payment of any or all of the Senior Collateral Management Fee otherwise due and payable on any Payment Date pursuant to Section 8(b) and 8(c).
“Current Deferred Subordinated Collateral Management Fee” shall mean the deferral of payment of any or all of the Subordinated Collateral Management Fee otherwise due and payable on any Payment Date pursuant to Section 8(b) and 8(c).
“Expenses” shall mean losses, claims, damages, judgments, assessments, costs, other liabilities, together with reasonable fees and expenses (including reasonable fees and expenses of counsel).
“Final Offering Circular” shall mean the Offering Circular to be dated prior to the Closing Date with respect to the Notes.
“Indemnified Party” shall have the meaning set forth in Section 10(d).
“Indemnifying Party” shall have the meaning set forth in Section 10(d).
“Indenture” shall have the meaning set forth in the recitals hereto.
“Independent Review Party” shall have the meaning set forth in Section 5(b).
“Instrument of Acceptance” shall have the meaning set forth in Section 12(c).
“Issuer” shall have the meaning set forth in the preamble.
“MassMutual” shall mean Massachusetts Mutual Life Insurance Company.
“Offering Circular” shall mean, collectively, the Preliminary Offering Circular and the Final Offering Circular.
“Organizational Instruments” shall mean the memorandum and articles of association or certificate of incorporation and bylaws (or the comparable documents for the applicable jurisdiction), in the case of an exempted company or a corporation, or the partnership agreement, in the case of a partnership, or the certificate of formation and limited liability company agreement (or the comparable documents for the applicable jurisdiction), in the case of a limited liability company.
“Preliminary Offering Circular” shall mean each of the preliminary Offering Circular, dated April 26, 2026 and the second preliminary Offering Circular, dated April 30, 2026 with respect to the Notes.
“Private Placement” shall have the meaning set forth in Section 5(d).
“Proceedings” shall have the meaning set forth in Section 22.
“Qualifying Affiliate” shall mean an Affiliate of the Collateral Manager that: (i) employs principal investment professionals which manage non-investment grade loans and that are actively involved in the management of the Issuer’s Assets and (ii) has other comparable personnel, expertise and capitalization to the Collateral Manager.
“Registered Funds” shall have the meaning set forth in Section 5(d).

“Restricted Transaction” shall have the meaning set forth in Section 5(b).
“Section 28(e)” shall have the meaning set forth in Section 3(b).
“Senior Collateral Management Fee” shall mean the fee payable to the Collateral Manager in arrears on each Payment Date (prorated for the related Interest Accrual Period) pursuant to Section 8(a) of this Agreement and Section 11.1 of the Indenture, in an amount equal to 0.15% per annum (calculated on the basis of a 360-day year consisting of twelve 30-day months) of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date.
“Subordinated Collateral Management Fee” shall mean the fee payable to the Collateral Manager in arrears on each Payment Date (prorated for the related Interest Accrual Period) pursuant to Section 8(a) of this Agreement and Section 11.1 of the Indenture, in an amount equal to 0.20% per annum (calculated on the basis of a 360-day year consisting of twelve 30-day months) of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date.
“Transaction” shall mean any action taken by the Collateral Manager on behalf of the Issuer with respect to the Assets, including, without limitation, (i) selecting the Collateral Obligations and Eligible Investments to be acquired or disposed of by the Issuer, (ii) investing the Assets and (iii) instructing the Trustee with respect to any acquisition, disposition or tender of a Collateral Obligation, Equity Security, Eligible Investment or other obligations received in respect thereof in the open market or otherwise by the Issuer.
“Transaction Documents” shall mean the Indenture, this Agreement, the Collateral Administration Agreement, the Securities Account Control Agreement, the Purchase Agreement, the Loan Sale Agreement and the Administration Agreement.
“Trustee” shall have the meaning set forth in the recitals hereto.
(b)    Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Indenture. Unless the context requires otherwise, references to “Section” mean a section of this Agreement.
Section 2.    General Duties and Authority of the Collateral Manager.
(a)    Barings Private Credit Corporation is hereby appointed as Collateral Manager of the Issuer for the purpose of performing certain investment management functions including, without limitation, directing the investment of the Collateral Obligations, Eligible Investments and other Assets and performing certain administrative functions on behalf of the Issuer in accordance with the applicable provisions of the Indenture, and Barings Private Credit Corporation hereby accepts such appointment. The Collateral Manager will perform its obligations hereunder and under the Indenture with reasonable care and in good faith (i) using a degree of skill and attention no less than that which the Collateral Manager exercises with respect to comparable assets that it manages for itself and others having similar investment objectives and restrictions, and (ii) in accordance with its existing practices and procedures with respect to investing in assets of the nature and character of the Assets, except as expressly provided otherwise herein or in the Indenture that are applicable to the duties to be performed by the Collateral Manager on behalf of the Issuer (the “Collateral Manager Standard”). In no event shall the Collateral Manager be (i) liable or responsible for the performance of the Collateral Obligations contained in the Assets, (ii) obligated to perform any other duties other than as specified in this Agreement or in the Indenture as to be performed by the Collateral Manager or (iii) obligated to pursue any particular investment strategy or opportunity with respect to Collateral Obligations. To the extent consistent with the foregoing, the Collateral Manager may follow its customary standards, policies and procedures in performing its duties hereunder; provided that the Collateral Manager shall not be liable for any loss or damages resulting from any failure to satisfy the standard of care set forth in this paragraph except to the extent such failure would result in liability due to a Collateral Manager Breach.
(b)    Subject to Section 2(d) and Section 10 hereof and to the applicable provisions of the Indenture, the Collateral Manager will, and is hereby authorized to:
(i)    select the Collateral Obligations and Eligible Investments to be disposed of by the Issuer and select the Eligible Investments to be acquired by the Issuer;
(ii)    monitor the Collateral Obligations and provide the Issuer and the Trustee certain information with respect to the composition and characteristics of the Collateral Obligations, any disposition or tender of a Collateral Obligation and the reinvestment of the proceeds of any such disposition in Eligible Investments, Equity Securities or other securities received in respect thereof in the open market or otherwise by the Issuer; and
(iii)    perform all other tasks and take all other actions that the Indenture, the Collateral Administration Agreement or this Agreement specify are to be taken by the Collateral Manager.
The Collateral Manager shall, and is hereby authorized to, perform its obligations hereunder and under the Indenture in a manner which is consistent with the terms hereof and of the Indenture. In performing its obligations, the Collateral Manager shall take into consideration, among other things, the payment obligations of the Issuer on each Payment Date and (if applicable) the conditions or terms of any optional redemption of the Notes (based in part upon information furnished to it by (A) the Collateral Administrator with respect to amounts payable on the Notes, expenses of the Issuer, and amounts on deposit in various Accounts, and (B) the Trustee in its capacity as Calculation Agent with respect to the determination of the amount of interest payable on the Secured Notes), and the Priority of Payments, with one of the primary objectives being that expected distributions on the Assets will permit timely performance by the Issuer of such payment obligations. The Collateral Manager will not be bound to comply with any amendment or supplement to the Indenture, however, unless it has received written notice of such amendment or supplement and a copy of such amendment or supplement from the Issuer or the Trustee prior to the execution thereof in accordance with the notice requirements of the Indenture. The Issuer agrees that it will not permit to become effective any supplement to the Indenture unless the Collateral Manager has given its prior written consent.
Notwithstanding anything to the contrary in this Agreement or the Indenture, none of the services performed by the Collateral Manager shall result in or be construed as resulting in an obligation to perform any of the following: (i) the Collateral Manager acting as an intermediary in securities for the Issuer; (ii) the Collateral Manager providing investment banking services to the Issuer; (iii) the Collateral Manager having direct contact with, or soliciting or finding, outside investors to invest in the Issuer or (iv) the Collateral Manager authorizing or causing the disbursement of money or other assets of the Issuer, except in accordance with this Agreement, the Indenture, or any other Transaction Documents or in connection with the acquisition, sale or disposal of the Issuer’s Assets, it being understood that it is the intention of the parties that the Collateral Manager not take any action through the power of attorney granted hereby that would cause the Collateral Manager to have custody of the Issuer’s funds or securities within the meaning of Rule 206(4)-2 under the Advisers Act. Without limitation to the foregoing, in no event shall the Collateral Manager have authority to cause a disbursement (except in connection with the acquisition, sale or disposal of the Issuer’s Assets) by the Issuer except upon the approval of the Issuer’s Board of Directors.
(c)    Subject to the provisions concerning its general duties and obligations as set forth in paragraphs (a) and (b) above, the Collateral Manager shall provide, and is hereby authorized to provide, the following services to the Issuer:
(i)    The Collateral Manager shall perform, on behalf of the Issuer, those investment-related duties and functions (including, without limitation, the furnishing of Issuer Orders and Officer’s certificates) as are required under the Indenture with regard to acquisitions, sales or other dispositions of Collateral Obligations, Equity Securities, Eligible Investments and other securities permitted to be acquired or disposed of under, and subject to, the Indenture and shall comply with the Eligibility Criteria and other requirements in the Indenture (and the Collateral Manager shall have no obligation to perform any other duties other than as specified herein or in the Indenture). The Issuer hereby irrevocably (except as provided below) appoints the Collateral Manager as its true and lawful agent and attorney-in-fact (with full power of substitution) in its name, place and stead and at its expense, in connection with the performance of its duties provided for in this Agreement but subject in all cases to Section 2(e) herein, including, without limitation, the following powers: (A) to give any necessary receipts or acquittance for amounts collected or received hereunder, (B) to make all necessary transfers of the Collateral Obligations, Equity Securities, Loss Mitigation Loans and Eligible Investments in connection with any sale or other disposition made pursuant hereto and the Indenture, (C) to execute (under hand, under seal or as a deed) and deliver on behalf of the Issuer all necessary or appropriate bills of sale, assignments, agreements and other instruments in connection with any such sale or other disposition and (D) to execute (under hand, under seal or as a deed) and deliver on behalf of the Issuer any agreements, instruments, orders or other documents in connection with or pursuant to this Agreement and relating to any Collateral Obligation, Loss Mitigation Loan, Equity Security or Eligible Investment. Notwithstanding the foregoing, it is understood that the power of attorney granted herein is in all cases and for all purposes qualified and limited by the Indenture and other Transaction Documents and, as such, the power of attorney granted hereby is limited rather than general. The Issuer hereby ratifies and confirms what such attorney-in-fact (or any substitute) shall lawfully do hereunder and pursuant hereto. Nevertheless, if so requested by the Collateral Manager or by a purchaser of any Collateral Obligation, Equity Security, Loss Mitigation Loan or Eligible Investment, the Issuer shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Manager or such purchaser all proper bills of sale, assignments, releases and other instruments as may reasonably be designated in any such request. The appointment herein of the Collateral Manager as the Issuer’s agent and attorney-in-fact shall automatically cease and terminate upon any termination of this Agreement, the resignation of the Collateral Manager pursuant to Section 12 hereof or any removal of the Collateral Manager pursuant to Section 14 hereof.
(ii)    The Collateral Manager shall facilitate the acquisition and delivery of Collateral Obligations, Equity Securities, Loss Mitigation Loans and Eligible Investments by the Issuer.
(iii)    The Collateral Manager shall monitor the Assets on behalf of the Issuer on an ongoing basis and shall provide to the Issuer all reports, schedules and other data that the Issuer is required to prepare and deliver under the Indenture, in such forms and containing such information required thereby, in sufficient time for such required reports, schedules and data to be reviewed and delivered by or on behalf of the Issuer to the parties entitled thereto under the Indenture.
(iv)    The Collateral Manager, on behalf of the Issuer, shall be responsible for obtaining, to the extent reasonably practicable and to the extent such information, with respect to a Collateral Obligation held by the Issuer, is available to it, any information concerning whether a Collateral Obligation has become a Defaulted Obligation, Credit Risk Obligation or Credit Improved Obligation. If the Issuer requests a Rating Agency to provide an estimate in connection with the impact of particular Transactions (A) on the rating of any Secured Notes, (B) on the rating of any Collateral Obligation or Eligible Investment or (C) on any of the Eligibility Criteria the Collateral Manager, on behalf of the Issuer, shall, upon request of a Rating Agency, provide such Rating Agency with any information reasonably requested by and necessary for such Rating Agency to provide such estimate to the extent such information is reasonably available to the Collateral Manager or that the Collateral Manager can reasonably obtain without undue burden, cost or expense.
(v)    The Collateral Manager may, subject to and in accordance with the Indenture, as agent of the Issuer, direct the Trustee to take any of the following actions with respect to a Collateral Obligation, Equity Security, Eligible Investment or Loss Mitigation Loan:
(A)    purchase or otherwise acquire such Collateral Obligation, Equity Security, Eligible Investment or Loss Mitigation Loan;
(B)    retain such Collateral Obligation, Equity Security, Eligible Investment or Loss Mitigation Loan;
(C)    sell or otherwise dispose of such Collateral Obligation, Equity Security, Eligible Investment or Loss Mitigation Loan in the open market or otherwise;
(D)    if applicable, tender such Collateral Obligation, Equity Security, Eligible Investment or Loss Mitigation Loan pursuant to an Offer;
(E)    if applicable, consent to or refuse to consent to any proposed amendment, modification or waiver pursuant to an Offer or in connection with any Collateral Obligation, Equity Security, Eligible Investment or Loss Mitigation Loan;
(F)    retain or dispose of any securities or other property (if other than cash) received pursuant to an Offer or in connection with any Collateral Obligation, Equity Security, Eligible Investment or Loss Mitigation Loan;
(G)    waive or elect not to exercise remedies in respect of any default with respect to any Defaulted Obligation;
(H)    vote to accelerate the maturity of any Defaulted Obligation;
(I)    participate in a committee or group formed by creditors of an issuer or a borrower under a Collateral Obligation, Equity Security, Eligible Investment or Loss Mitigation Loan; and

(J)    exercise any other rights or remedies with respect to such Collateral Obligation, Equity Security, Eligible Investment or Loss Mitigation Loan as provided in the Underlying Instruments of the obligor under such Assets or the other documents governing the terms of such Assets or take any other action consistent with the terms of the Indenture which the Collateral Manager reasonably and in good faith believes to be in the best interests of the Issuer and otherwise consistent with this Agreement.
(d)    In providing services hereunder, the Collateral Manager may employ third parties, including its Affiliates to perform any of its duties hereunder; provided, however, that (x) the Collateral Manager shall not be relieved of any of its duties hereunder as a result of such delegation to or employment of third parties and will be liable for acts and omissions of such third parties to the same extent (including the same standard of care) as if such acts and omissions were acts or omissions of the Collateral Manager, (y) the Collateral Manager will be solely responsible for the fees and expenses payable to any such third party except to the extent such expenses are payable by the Issuer hereunder and (z) the Collateral Manager shall obtain the prior written consent of a Majority of the Subordinated Notes and the Majority of the Controlling Class to any delegation hereunder of portfolio management or credit research duties to a non-Affiliate of the Collateral Manager. The Collateral Manager shall notify S&P of any such delegation of its duties.
(e)    Notwithstanding anything herein or in any other Transaction Document to the contrary, the Collateral Manager shall have no authority to hold (directly or indirectly), or otherwise obtain possession of, any funds or securities of the Issuer (including Collateral Obligations or Eligible Investments). The Collateral Manager agrees that any requests regarding the disbursement of any funds in any Account must be made in accordance with the Indenture or other Transaction Document and must be sent to the Trustee. Without limiting the foregoing, the Collateral Manager shall have no authority to (i) sign checks on the Issuer’s behalf, (ii) deduct fees from any Account, (iii) withdraw funds or securities from any Account, or (iv) dispose of funds in any Account for any purpose other than pursuant to transactions authorized or permitted by the Indenture or the other Transaction Documents. Nothing in this Section 2(e) shall prohibit the Collateral Manager from issuing instructions to the Trustee or the Bank to effect or to settle any bills of sale, assignments, agreements and other Instruments in connection with any acquisition, sale or other disposition of any Asset of the Issuer as permitted by the Indenture or the other Transaction Documents.
Section 3.    Purchase and Sale Transactions; Brokerage.
(a)    The Collateral Manager, subject to and in accordance with the Indenture, hereby agrees that it shall cause any Transaction to be conducted on terms and conditions negotiated on an arm’s-length basis. Except as expressly permitted under the Indenture, no Collateral Obligation or Eligible Investment shall be purchased if such Asset may give rise to any obligation or liability on the Issuer’s part to take any action (other than in connection with the elevation of participations to assignments) or make any payment other than at the Issuer’s option, except in the case of Delayed Drawdown Collateral Obligations or Revolving Collateral Obligations.
(b)    The Collateral Manager will use all commercially reasonable efforts to obtain the best execution (but shall have no obligation to obtain the lowest price available) for all orders placed with respect to each Transaction, considering all relevant circumstances. Subject to the objective of obtaining best execution, the Collateral Manager may, in the allocation of business, select brokers and/or dealers with whom to effect trades on behalf of the Issuer and open cash trading accounts with such brokers and dealers (provided that none of the Assets may be credited to, held in or subject to the lien of the broker or dealer with respect to any such account). In addition, subject to the objective of obtaining best execution the Collateral Manager may, in the allocation of business, take into consideration research and other brokerage services furnished to the Collateral Manager or its Affiliates by brokers and dealers which are not Affiliates of the Collateral Manager; provided that the Collateral Manager in good faith believes that the compensation for such services rendered by such brokers and dealers complies with the requirements of Section 28(e) of the Securities Exchange Act of 1934, as amended (“Section 28(e)”), or in the case of principal or fixed income Transactions for which the “safe harbor” of Section 28(e) is not available, the amount of the spread charged is reasonable in relation to the value of the research and other brokerage services provided. Such services may be used by the Collateral Manager in connection with its other advisory activities or investment operations. The Collateral Manager may also consider any factors it deems relevant in its sole discretion, including but not limited to the size of the Transaction, difficulty of execution, the operation facilities and reliability of the firm involved, the firm’s promptness of execution, adequacy of the firm’s trading infrastructure, technology and capital, quality of service rendered to the Collateral Manager in other transactions, confidentiality considerations, the firm’s financial stability and reputation, special execution capability, access to underwritten offerings, secondary markets and other investment opportunities, and the firm’s ability to accommodate any special execution or order handling requirements that may surround a particular Transaction. The Collateral Manager need not solicit competitive bids. The Collateral Manager may (but is not obligated to) aggregate sales and purchase orders of securities placed with respect to the Assets with similar orders being made simultaneously for other accounts managed by the Collateral Manager or with accounts of the Affiliates of the Collateral Manager, if in the Collateral Manager’s reasonable judgment (as determined at the time of such aggregation) such aggregation shall result in an overall benefit to the Issuer over time, taking into consideration all circumstances considered relevant by the Collateral Manager. When a Transaction occurs as part of any aggregate sales or purchase orders, the objective of the Collateral Manager (and any of its Affiliates involved in such Transactions) will be to allocate the executions among the accounts in an equitable manner over time.
Section 4.    Additional Activities of the Collateral Manager.
Nothing herein shall prevent the Collateral Manager or any of its Affiliates from engaging, to the extent permitted by law and not prohibited hereby or by the Indenture, in other businesses, or from rendering services of any kind to the Issuer and its Affiliates, the Trustee, the Holders or any other Person or entity. Without prejudice to the generality of the foregoing, directors, officers, employees and agents of the Collateral Manager, Affiliates of the Collateral Manager, and the Collateral Manager may, subject to the Indenture and applicable law, among other things:
(a)    serve as directors (whether supervisory or managing), officers, employees, partners, agents, nominees or signatories for the Issuer or any Affiliate thereof, or for any obligor or issuer in respect of any of the Collateral Obligations, Equity Securities, Loss Mitigation Loans or Eligible Investments or any Affiliate thereof, to the extent permitted by their respective Organizational Instruments and Underlying Instruments, as from time to time amended, or by any resolutions duly adopted by the Issuer, its Affiliates or any obligor or issuer in respect of any of the Collateral Obligations, Eligible Investments, Loss Mitigation Loans or Equity Securities (or any Affiliate thereof) pursuant to their respective Organizational Instruments on an arm’s-length basis; provided that such activity will, in the reasonable belief of the Collateral Manager, have no material adverse effect on the Assets (including the enforceability thereof);
(b)    receive fees for services of whatever nature rendered to the obligor or issuer in respect of any of the Collateral Obligations, Eligible Investments, Loss Mitigation Loans or Equity Securities or any

Affiliate thereof; provided that such activity, in the reasonable belief of the Collateral Manager, shall have no material adverse effect on the Assets;
(c)    be retained to provide services unrelated to this Agreement to the Issuer or its Affiliates and be paid therefor, on an arm’s-length basis;
(d)    be a secured or unsecured creditor of, or hold a debt obligation of or equity interest in the Issuer or any Affiliate thereof or any obligor or issuer of any Collateral Obligation, Eligible Investment, Loss Mitigation Loan or Equity Security or any Affiliate thereof; provided that the Collateral Manager may not hold any such interest if the existence of such interest would require registration of the Issuer as an “investment company” under the Investment Company Act or violate the Indenture;
(e)    subject to Section 3(b) and Section 5 hereof, dispose of any Collateral Obligation or Eligible Investment to, or acquire any Collateral Obligation, Loss Mitigation Loan or Equity Security from, the Issuer while acting in the capacity of principal or agent;
(f)    underwrite, arrange, structure, originate, syndicate, act as a distributor of or make a market in any Collateral Obligation, Equity Security, Loss Mitigation Loan or Eligible Investment;
(g)    serve as a member of any “creditors’ board,” “creditors’ committee” or similar creditor group with respect to any Collateral Obligation, Defaulted Obligation, Eligible Investment, Loss Mitigation Loan or Equity Security; or
(h)    act as collateral manager, portfolio manager, investment manager and/or investment adviser or sub-adviser in collateralized bond obligation vehicles, collateralized loan obligation vehicles and other similar investment vehicles.
Section 5.    Conflicts of Interest.
(a)    The Collateral Manager, in its capacity as collateral manager under this Agreement, shall not, and will not direct the Trustee (on behalf of the Issuer) to, purchase any Collateral Obligation, Eligible Investment, Loss Mitigation Loan or Equity Security from, or sell any such obligation or security to, the Collateral Manager, any of its Affiliates or any account or portfolio for which the Collateral Manager or any of its Affiliates serve as investment advisor; provided that the Collateral Manager may, and may direct the Trustee (on behalf of the Issuer) to, effect any purchase or sale described above if (a) such purchase or sale is done in an arm’s-length transaction, (b) such purchase or sale (including any consents, if required) is effected in accordance with all applicable laws (including, without limitation, the Advisers Act) and contractual obligations binding on the Issuer and such counterparty, (c) the Collateral Manager does not receive any fee in connection with such purchase or sale and (d) such purchase or sale is otherwise in compliance with the terms and conditions set forth in the Indenture.
To the extent that applicable law requires disclosure to and the consent and approval of the Issuer and/or any other person to any cross trade or purchase or sale transaction on a principal basis with the Collateral Manager or its Affiliates, such requirements may be satisfied with respect to the Issuer and/or any such person by (i) giving disclosure and obtaining consent and approval on behalf of the Issuer from the Independent Review Party pursuant to Section 5(b) or (ii) in any other manner that is permitted pursuant to then applicable law (including, without limitation, the Advisers Act). The Collateral Manager is not required to obtain consent and approval of the Issuer and/or any other person for any Restricted Transaction if such consent and approval is not required by applicable law (including, without limitation, the Advisers Act).

(b)    At the written request of the Collateral Manager, the Issuer shall establish a conflicts review board or appoint an independent third party to act on behalf of the Issuer (such board or party, an “Independent Review Party”) with respect to approving the purchase or sale of any Collateral Obligation in a transaction that requires notice to the Issuer and the consent of the Issuer pursuant to Section 206(3) of the Advisers Act (each such transaction, a “Restricted Transaction”). The Independent Review Party shall not be responsible for selection of the Collateral Obligations and shall not make decisions or evaluations with respect to whether the acquisition or disposition of a Collateral Obligation is appropriate or advisable for the Issuer. Such decisions and evaluations shall be made solely by the Collateral Manager. In response to a specific request regarding a proposed Restricted Transaction, the Independent Review Party shall determine whether the price of such Restricted Transaction is comparable to that which would be obtained in an arm’s-length transaction, and if it makes such a determination, it will approve of such Restricted Transaction. Decisions of any Independent Review Party will be binding on the Collateral Manager, the Issuer and the Holders and beneficial owners of the Notes.
Each Restricted Transaction must be approved in writing by the Independent Review Party. The Independent Review Party is under no obligation to consent to a Restricted Transaction. If the Independent Review Party approves a Restricted Transaction in writing, the Issuer will effect it at the option of the Collateral Manager (subject to any other applicable restriction in the Indenture or this Agreement). If the Independent Review Party notifies the Collateral Manager that it will not approve the Restricted Transaction, the Issuer will not effect the Restricted Transaction.
Any Independent Review Party (i) shall either (A) be the Issuer’s board of directors, (B) be an established financial institution or other financial company with experience in assessing the merits of transactions similar to the Restricted Transactions or (C) be a review board comprised of one or more individuals selected by the Issuer (or at the request of the Issuer, selected by the Collateral Manager), (ii) shall be required to assess the merits of the Restricted Transaction and either grant or withhold consent to such transaction in its sole judgment and (iii) shall not be (A) affiliated with the Collateral Manager (other than as a Holder, as a beneficial owner of Notes or as a passive investor in the Issuer or an Affiliate of the Issuer) or (B) (other than in the case of the Issuer’s Board of Directors) involved in the daily management and control of the Issuer. The initial Independent Review Party shall be the Issuer’s board of directors.
The initial holders of the Notes, by acquisition of their Notes, are deemed to have (i) consented to the acquisition of the initial Collateral Obligations by the Issuer and (ii) approved the Issuer’s and/or the Co-Issuer’s consent to the transactions and procedures described in this Section 5 relating to Restricted Transactions.
Upon request of any initial holder (or prospective initial holder) of Notes, the Collateral Manager shall supply a list of the initial Collateral Obligations transferred (or expected to be transferred) to the Issuer under the arrangements set forth herein and the prices paid therefor by the Issuer.
The Issuer (i) shall be responsible for any fees relating to the services provided by any Independent Review Party and shall reimburse members of any Independent Review Party for their out-of-pocket expenses and (ii) may indemnify members of such Independent Review Party to the maximum extent permitted by law, subject to terms and conditions satisfactory to the Collateral Manager.
(c)    The Issuer acknowledges that certain employees of the Collateral Manager and its Affiliates may possess information relating to particular obligors or issuers who have issued Collateral Obligations, Eligible Investments or Equity Securities, respectively, which information is not known to employees of the Collateral Manager who are responsible for monitoring the Assets, and performing the other obligations of the Collateral Manager under this Agreement. The Collateral Manager will be required to act hereunder with respect to any information within its possession only if such information was known to those employees of the Collateral Manager responsible for performing the obligations of the Collateral Manager hereunder and only if such information is not deemed by the Collateral Manager to be confidential or non-public or subject to other limitations on its use. The Collateral Manager is not otherwise obligated to share such information.
It is understood that the Collateral Manager and any of its Affiliates may engage in any other business and furnish investment management and advisory services to others, including Persons which may have investment policies similar to those followed by the Collateral Manager with respect to the Assets and which may own obligations of the same class, or of the same type, as the Collateral Obligations, Eligible Investments or Equity Securities or other securities of the issuers of Collateral Obligations, Eligible Investments or Equity Securities. The Collateral Manager will be free, in its sole discretion, to make recommendations to others, or effect transactions on behalf of itself or for others, which may be the same as or different from those it recommends that the Trustee effect with respect to the Assets.
(d)    The Collateral Manager and MassMutual, the indirect parent of the external advisor to the Collateral Manager, are parties to an order of the Securities and Exchange Commission granting exemptions from the limitations of Section 17(d) of the Investment Company Act and Rule 17d-1 thereunder (the “17(d) Order”) to the extent necessary to permit MassMutual, certain registered investment companies (the “Registered Funds”) and private investment funds for which MassMutual or the Collateral Manager or certain of their Affiliates serve as investment adviser to co-invest in securities acquired in private placements (“Private Placements”). Under the terms of the 17(d) Order, if MassMutual and its Affiliates, including the external advisor to the Collateral Manager, are required to offer to the Registered Funds an opportunity to co-invest in certain Private Placements, such co-investments must meet the conditions of the 17(d) Order. Because of the Collateral Manager’s and its Affiliates’ relationship with the Issuer, any Private Placements proposed to be purchased by the Issuer and the Registered Funds will be subject to this requirement. The Issuer may only co-invest with the Registered Funds in such Private Placements pursuant to the 17(d) Order.
The 17(d) Order provides that, among other things, if MassMutual or any other client of the Collateral Manager proposes to purchase a Private Placement that is consistent with the investment objectives and policies of one or more of the Registered Funds and is determined to be appropriate for such Registered Funds, such opportunity to purchase must be offered to the Registered Funds on identical terms and conditions. Additionally, if the aggregate amount of a Private Placement opportunity that has been recommended to be invested by the Registered Funds, MassMutual and any other client of the Collateral Manager exceeds the amount of the investment opportunity available, such opportunity will be allocated among them pro rata based on each participant’s capital available for investment in such asset class, up to the amount proposed to be invested by each. Accordingly, in the event that any Registered Fund elects to accept an opportunity to invest in a Private Placement, the Issuer may only be able to acquire a smaller portion of the proposed Private Placement and, in certain circumstances, may be unable to purchase other securities of the same obligor or its Affiliates.
The 17(d) Order also provides that if any party to the 17(d) Order proposes to sell all or dispose of any portion of a Private Placement that is also owned by a Registered Fund, such Registered Fund must be offered the opportunity to dispose of a proportionate amount of such Private Placement securities on identical terms and conditions. A similar condition applies with respect to the exercise of warrants, conversion privileges and other rights in respect of Private Placements having equity features held by a

Registered Fund. A Registered Fund has five business days from the date of notification within which to make an election to participate in such disposition or exercise.
The Issuer agrees to comply fully with the 17(d) Order and to take all steps necessary or desirable to permit the Collateral Manager and the other parties to the 17(d) Order to comply fully with the 17(d) Order, including causing any successor investment manager to manage the Assets in a manner that will enable the Collateral Manager and other parties subject to the 17(d) Order to comply fully therewith.
Section 6.    Records; Confidentiality.
The Collateral Manager shall maintain appropriate books of account and records relating to services performed hereunder, and such books of account and records shall be accessible for inspection by representatives of the Issuer, the Trustee and the Independent accountants selected by the Collateral Manager on behalf of the Issuer pursuant to Article 10 of the Indenture at any time during normal business hours and upon not less than three Business Days’ prior notice. The Collateral Manager shall keep confidential any and all information obtained in connection with the services rendered hereunder and shall not disclose any such information to non-Affiliated third parties except (a) with the prior written consent of the Issuer, (b) such information as the Rating Agency shall reasonably request in connection with its rating of the Secured Notes, (c) in connection with establishing trading or investment accounts or otherwise in connection with effecting Transactions on behalf of the Issuer, (d) as required by (i) applicable law, regulation, court order, or a request by a governmental regulatory agency with jurisdiction over the Collateral Manager, (ii) the rules or regulations of any self-regulating organization, body or official having jurisdiction over the Collateral Manager or (iii) the rules and regulations of any stock exchange on which the Notes may be listed, (e) to its professional advisors (including, without limitation, legal, tax and accounting advisors) or (f) such information as shall have been publicly disclosed other than in violation of this Agreement or the provisions of the Indenture or shall have been obtained by the Collateral Manager on a non-confidential basis. Notwithstanding the foregoing, it is agreed that (I) the Collateral Manager may disclose (A) that it is serving as collateral manager of the Issuer, (B) the nature, aggregate principal amount and overall performance of the Issuer’s assets, (C) the amount of earnings on the Issuer’s assets and (D) such other information about the Issuer, the Issuer’s assets and the Notes as is customarily disclosed by managers of collateralized loan obligations and (II) each party hereto (and each of their respective employees, representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the U.S. federal income tax treatment and U.S. federal income tax structure of the transactions contemplated by the Indenture, this Agreement and the related documents and all materials of any kind (including opinions and other tax analyses) that are provided to them relating to such U.S. federal income tax treatment and U.S. income tax structure. For purposes of this Section 6, the Holders shall not be considered “non-Affiliated third parties.”
Section 7.    Obligations of Collateral Manager.
In accordance with the Collateral Manager Standard, the Collateral Manager shall not intentionally take any action which the Collateral Manager knows would (a) materially adversely affect the status of either of the Issuer or the Co-Issuer for purposes of the laws of the Cayman Islands, United States federal or state law, or other law applicable to either of them, (b) not be permitted by either of the Issuer’s or the Co-Issuer’s Organizational Instruments, (c) violate any law, rule or regulation of any governmental body or agency having jurisdiction over either of the Issuer or the Co-Issuer, including, without limitation, any law of the Cayman Islands or United States federal, state or other applicable securities law, in each case the violation of which would have a material adverse effect on either of them, (d) require registration of either of the Issuer or the Co-Issuer or the pool of Assets as an “investment company” under the Investment Company Act or (e) cause either of the Issuer or the Co-Issuer to violate any material provision of the Indenture, the Placement Agreement or any other Transaction Document. The Collateral Manager covenants that it shall comply with all laws and regulations applicable to it in connection with the performance of its duties under this Agreement and the Indenture to the extent failure to comply would have a material adverse effect on the Issuer or the Assets. Notwithstanding anything in this Agreement, the Collateral Manager shall not take any discretionary action that, in the reasonable belief of the Collateral Manager, would reasonably be expected to cause an Event of Default under the Indenture. If the Collateral Manager is ordered by the Board of Directors or the requisite Holders to take any action which would have any such consequences, the Collateral Manager shall promptly notify the Issuer, the Rating Agency and the Trustee of the Collateral Manager’s judgment that such action would have one or more of the consequences set forth above and need not take such action unless the Board of Directors then requests the Collateral Manager to do so. Notwithstanding any such request, the Collateral Manager need not take such action unless arrangements satisfactory to it are made to insure or indemnify the Collateral Manager, Affiliates of the Collateral Manager and members, managers, officers, agents or employees of the Collateral Manager or such Affiliates from any liability and expense it may incur as a result of such action. Neither the Collateral Manager nor its Affiliates, members, managers, officers, agents or employees shall be liable to the Issuer or any other Person, except as provided in Section 10. Notwithstanding anything contained in this Agreement to the contrary, any indemnification or insurance by the Issuer provided for in this Section or Section 10 shall be payable out of the Assets in accordance with the Priority of Payments. The Collateral Manager covenants for the benefit of the Issuer that, so long as the Secured Notes are Outstanding, it will retain 100% of the Outstanding Subordinated Notes and shall not transfer such Subordinated Notes unless it receives, in connection with any proposed transfer, written advice of counsel of nationally recognized standing in the United States that is experienced in such matters to the effect that such proposed transfer will not require the Collateral Manager to register as an investment adviser under the Advisers Act.
Section 8.    Compensation.
(a)    The Issuer shall pay to the Collateral Manager, for services rendered and performance of its obligations under this Agreement, the Senior Collateral Management Fee and the Subordinated Collateral Management Fee at the times, in the amounts and with the priority provided in the Indenture and herein.
(b)    To the extent they are not paid when due on any Payment Date due to the limitations set forth in the Priority of Payments, the Senior Collateral Management Fee and the Subordinated Collateral Management Fee will be deferred and will be payable, along with accrued interest thereon, on subsequent Payment Dates in accordance with the Priority of Payments. Any Cumulative Deferred Collateral Management Fees that have been deferred because amounts were not available to make payment thereof under the Priority of Payments will accrue interest at a rate per annum equal to the interest rate on the Class A Notes of the Issuer for the relevant Interest Accrual Period for each Interest Accrual Period from (and including) the Payment Date such amount was due and payable to (but excluding) the date of payment thereof.
(c)    The Collateral Manager may, in its sole and absolute discretion, elect to defer payment of any or all of the Senior Collateral Management Fee or Subordinated Collateral Management Fee payable to it (and for which funds are available) without the consent of any Holders; provided that any such election may be revoked by the Collateral Manager at any time and from time to time. The Collateral Manager may elect, in its sole discretion, that such Current Deferred Collateral Management Fees be (i) distributed as Interest Proceeds or (ii) deposited into the Collection Account as Principal Proceeds for investment in Collateral Obligations and/or Eligible Investments. After such Payment Date, the Current Deferred Collateral Management Fee will be added to the Cumulative Deferred Collateral Management Fee. No interest shall accrue on any Cumulative Deferred Collateral Management Fee that the Collateral Manager voluntarily deferred on a prior Payment Date. Notwithstanding any other provision hereof, for so long as Barings Private Credit Corporation is the Collateral Manager, all Collateral Management Fees due and payable on each Payment Date shall be waived and shall not thereafter become due and payable on any subsequent Payment Date.
(d)    Except as otherwise set forth herein and in the Indenture, the Collateral Manager will continue to serve as Collateral Manager under this Agreement notwithstanding that the Collateral Manager will not have received amounts due it under this Agreement because sufficient funds were not then available hereunder to pay such amounts in accordance with the Priority of Payments.
(e)    If this Agreement is terminated for any reason, or the Collateral Manager resigns or is removed, (i) any Senior Collateral Management Fee or Subordinated Collateral Management Fee calculated as provided in this Agreement shall be prorated for any partial period elapsing from the prior Payment Date to the effective date of such termination, resignation or removal and (ii) any unpaid Cumulative Deferred Collateral Management Fees shall be determined as of the effective date of such termination, resignation or removal and shall be payable (to the extent of funds available therefor) on the first Payment Date following the effective date of such termination, resignation or removal pro rata with any Subordinated Collateral Management Fee payable to the successor Collateral Manager in accordance with the Priority of Payments. No Cumulative Deferred Collateral Management Fees shall be payable to the Collateral Manager after the first Payment Date following the effective date of such Collateral Manager’s termination, resignation or removal.
Section 9.    Benefit of the Agreement.
The Collateral Manager shall perform its obligations hereunder in accordance with the terms of this Agreement and the terms of the Indenture applicable to it.
Section 10.    Limits of Collateral Manager Responsibility and Liability.
(a)    The Collateral Manager assumes no responsibility under this Agreement other than to render in good faith the services called for hereunder and under the terms of the Indenture applicable to the Collateral Manager in accordance with the Collateral Manager Standard and, subject to such standard of liability described in the next succeeding sentence, shall not be liable for any action of the Issuer or the Trustee in following or declining to follow any direction of the Collateral Manager, including as set forth in Section 7 hereof. The Collateral Manager, its Affiliates and their respective principals, partners, members, stockholders, directors, managers, managing directors, officers, employees or agents (collectively, the “Collateral Manager Parties”) shall not be liable to the Issuer, the Trustee, the Loan Agent, the Holders or any other Person for any acts or omissions by the Collateral Manager Parties under or in connection with this Agreement or the terms of the Indenture or for the performance of the Assets (including any decrease in the value thereof), or for any act or omission of the Issuer, the Trustee, the Holders or any other Person in following or declining to follow any advice, recommendation or direction of the Collateral Manager except that the Collateral Manager shall be liable to such persons solely for any losses incurred as a result of (i) acts or omissions determined in a final, non-appealable judgement by a court of competent jurisdiction to constitute bad faith, fraud, willful misconduct or gross negligence in the performance of the duties of the Collateral Manager hereunder and under the terms of the Indenture applicable to the duties to be performed by the Collateral Manager on behalf of the Issuer and (ii) any untrue statement or alleged untrue statement of a material fact contained in any Collateral Manager Information or any omission or alleged omission to state therein a material fact, in each case necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case, as determined by a court of competent jurisdiction by a final and nonappealable judgement. The Collateral Manager and any of its Affiliates may consult with counsel, independent accountants or any other experts selected by them and shall not be liable for any action taken or omitted to be taken by them in accordance with their advice. The matters described in clauses (i) and (ii) above are collectively referred to herein as “Collateral Manager Breaches.”
(b)    The Collateral Manager shall not be responsible or liable for any failure or delay in the performance of its duties and obligations under this Agreement and/or the Indenture arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, pandemics, epidemics, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.
(c)    It is understood that certain provisions of this Agreement may serve to limit the potential liability of the Collateral Manager. The Issuer has had the opportunity to consult with the Collateral Manager as well as, if desired, its professional advisors and legal counsel as to the effect of these provisions. It is further understood that certain applicable laws, including applicable federal or state securities laws, may impose liability or allow for legal remedies even where the Collateral Manager has acted in good faith and that the rights under those laws may be non-waivable. Nothing in this Agreement shall, in any way, constitute a waiver or limitation of any rights which may not be so limited or waived in accordance with applicable law, including with respect to the breach of any fiduciary duty owed under Section 206 of the Advisers Act.
(d)    Subject to Section 17 hereof, the Issuer shall indemnify and hold harmless (the Issuer in such case, the “Indemnifying Party”) the Collateral Manager Parties (each such party being, in such case, an “Indemnified Party”), from and against any and all Expenses incurred in investigating, preparing, pursuing or defending any Actions, caused by, or arising out of or in connection with, and/or any action taken by, or any failure to act by, such Indemnified Party in connection with the issuance of the Notes, the transactions contemplated by the Final Offering Circular, the Indenture or this Agreement; provided that no such Indemnified Party shall be indemnified for any Expenses it incurs as a result of any acts or omissions by any such Indemnified Party constituting a Collateral Manager Breach. Notwithstanding anything contained herein to the contrary, the obligations of the Issuer under this Section 10 shall be payable solely out of the Assets in accordance with the Priority of Payments.
The Collateral Manager will indemnify and hold harmless the Issuer, its Affiliates and each of the directors, officers, stockholders, partners, members, agents and employees of the Issuer or any of its Affiliates from and against any and all Expenses as such Expenses are incurred in investigating, preparing, pursuing or defending any Action caused by, or arising out of, any Collateral Manager Breach. In no event will the Collateral Manager be liable for any indirect, special, punitive, exemplary, treble or consequential damages or lost profits hereunder or under the Indenture.
(e)    An Indemnified Party shall (or, with respect to the members, managers, officers and employees and controlling persons of the Collateral Manager, the Collateral Manager shall cause such Indemnified Party to) promptly notify the Indemnifying Party if the Indemnified Party receives a complaint, claim, compulsory process or other notice of any loss, claim, damage or liability giving rise to a claim for indemnification under this Section 10, but failure so to notify the Indemnifying Party or to comply with paragraph (f) below shall not relieve such Indemnifying Party from its obligations under this Section 10 unless and to the extent that such Indemnifying Party did not otherwise learn of such action or proceeding and to the extent such failure results in the forfeiture by the Indemnifying Party of material rights and defenses or other material prejudice to the Indemnifying Party.
(f)    With respect to any claim made or threatened against an Indemnified Party, or compulsory process or request served upon such Indemnified Party for which such Indemnified Party is or may be entitled to indemnification under this Section 10, such Indemnified Party shall (or with respect to a Collateral Manager Party, the Collateral Manager shall cause such Indemnified Party to):
(i)    at the Indemnifying Party’s expense, provide the Indemnifying Party such information and cooperation with respect to such claim as the Indemnifying Party may reasonably require, including, but not limited to, making appropriate personnel available to the Indemnifying Party at such reasonable times as the Indemnifying Party may request;
(ii)    at the Indemnifying Party’s expense, cooperate and take all such steps as the Indemnifying Party may reasonably request to preserve and protect any defense to such claim;
(iii)    in the event suit is brought with respect to such claim, upon reasonable prior notice, afford to the Indemnifying Party the right, which the Indemnifying Party may exercise in its sole discretion and at its expense, (A) to participate in the investigation, defense and settlement of such claim, and (B) to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the Indemnifying Party), and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal fees and expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Party, in connection with the defense thereof other than reasonable costs of investigation, except that, if such Indemnified Party reasonably determines that counsel selected by the Indemnifying Party has a conflict of interest, such Indemnifying Party shall pay the reasonable fees and disbursements of one additional counsel selected by the Indemnified Party (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; and
(iv)    neither incur any material expense to defend against nor make any admission with respect thereto (other than routine or incontestable admission or factual admissions the failure to make which could expose such Indemnified Party to (A) unindemnified liability, or (B) only if the Indemnified Party is a Collateral Manager Party, any liability in respect of which, in the good faith determination of such Indemnified Party made in a commercially reasonable manner, the Indemnifying Party is unlikely to have sufficient funds available to indemnify the Indemnified Party in full, taking into account the Priority of Payments), nor permit a default or consent to the entry of any judgment in respect thereof, in each case without the prior written consent of the Indemnifying Party; provided that the Indemnifying Party shall have advised such Indemnified Party that such Indemnified Party is entitled to be indemnified hereunder with respect to such claim.
(g)    No Indemnified Party shall, without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, settle, release or compromise any claim giving rise to a claim for indemnity hereunder, or permit a default or consent to the entry of any judgment in respect thereof; provided, however, that if the Indemnified Party is a Collateral Manager Party, such Indemnified Party shall not be required to seek or obtain such consent if it determines in good faith and in a commercially reasonable manner that the Indemnifying Party is unlikely to have sufficient funds available to indemnify it in full, taking into account the Priority of Payments.
(h)    No Indemnifying Party shall, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any claim giving rise to a claim for indemnity hereunder if such settlement includes a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.
(i)    If any Indemnified Party waives its right to indemnification hereunder, the Indemnifying Party shall not be entitled to appoint counsel to represent such Indemnified Party nor shall the Indemnifying Party reimburse such Indemnified Party for any costs of counsel to such Indemnified Party.
(j)    The compliance of the Collateral Manager’s actions with the provisions of the Indenture and this Agreement shall be determined on the date of action only, based upon the prices and characteristics of the Assets on the date of such action (or on the most recent date practicable, in the case of Collateral Obligations not acquired or disposed of on such date); the provisions of the Indenture and this Agreement shall not be deemed breached as a result of changes in value or status of an investment following acquisition.
(k)    The Assets shall be held by the Trustee appointed by the Issuer pursuant to the Indenture. The Collateral Manager and its Affiliates shall at no time have custody or physical control of the Assets. The Collateral Manager shall not be liable for any act or omission of the Trustee, the Collateral Administrator, or any sub-custodian or prime broker appointed by the Issuer or the Trustee. Any compensation to the Trustee or the Collateral Administrator for their services to the Issuer shall be the obligation of the Issuer and not the Collateral Manager.
(l)    The Collateral Manager does not warrant, nor accepts responsibility, nor shall have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Term SOFR Reference Rate”, “Fallback Rate” or with respect to any rate that is an alternative or replacement for or successor to any such rate or the effect of any of the foregoing.
Section 11.    No Joint Venture.
The Issuer and the Collateral Manager are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them. The Collateral Manager shall be deemed, for all purposes herein, an independent contractor and shall, except as otherwise expressly provided herein or in the Indenture or authorized by the Issuer from time to time, have no authority to act for or represent the Issuer in any way or otherwise be deemed an agent of the Issuer.
Section 12.    Term; Termination.
(a)    This Agreement shall commence as of the date first set forth above and shall continue in force until the first of the following occurs: (i) the final liquidation of the Assets and the final distribution of the proceeds of such liquidation to the Holders, (ii) the payment in full of the Notes, and the satisfaction and discharge of the Indenture in accordance with its respective terms or (iii) the early termination of this Agreement in accordance with Section 12(b), (c) or (d) or Section 14 hereof (subject, in all cases, to Section 12(f)).
(b)    Subject only to clause (c) below, the Collateral Manager may resign, upon 90 days’ prior written notice (or such shorter notice as to which the Issuer agrees) to the Issuer, the Trustee and the Rating Agency; provided, however, that the Collateral Manager shall have the right to resign immediately upon the effectiveness of any material change in applicable law or regulation which renders the performance by the Collateral Manager of its duties hereunder or under the Indenture to be a violation of any law or regulation.
(c)    Notwithstanding the provisions of clause (b) above, no resignation or removal of the Collateral Manager, for cause or without cause, shall be effective until the date as of which a successor collateral manager shall have been appointed and approved and has accepted all of the Collateral Manager’s duties and obligations pursuant to this Agreement in writing (an “Instrument of Acceptance”).
(d)    Promptly after notice of any removal under Section 14 or any resignation of the Collateral Manager that is to take place while any of the Notes are Outstanding, the Issuer at the direction of a Majority of the Subordinated Notes (or in the case of removal for Cause of the Collateral Manager, if all of the Subordinated Notes consist of Collateral Manager Notes, a Majority of the lowest Priority Class of Notes that is not comprised entirely of Collateral Manager Notes) will, with notice to the Rating Agency (with a copy to the outgoing Collateral Manager), appoint as a replacement collateral manager an institution that (i) has demonstrated an ability to professionally and competently perform duties similar to those imposed upon the Collateral Manager hereunder, (ii) is legally qualified and has the capacity to act as Collateral Manager hereunder, as successor to the Collateral Manager under this Agreement in the assumption of all of the responsibilities, duties and obligations of the Collateral Manager hereunder and under the applicable terms of the Indenture, (iii) does not result in either of the Issuers becoming, or require the pool of collateral to be registered as, an investment company under the Investment Company Act and (iv) has not been disapproved by a Majority of the Controlling Class within 15 days after notice of such appointment. No compensation payable to such a successor from payments on the Assets shall be greater than that permitted to the Collateral Manager under this Agreement without the prior written consent of a Majority of each Class of Notes, voting separately by Class. Upon expiration of the applicable notice periods with respect to termination specified herein, all authority and power of the Collateral Manager hereunder, whether with respect to the Assets or otherwise, shall automatically and without action by any person or entity pass to and be vested in the successor institution upon the acceptance by such institution of its appointment hereunder. The Issuer, the Trustee, the outgoing Collateral Manager and the successor collateral manager shall take such action consistent with this Agreement and the terms of the Indenture as shall be necessary to effect any such succession. If no successor collateral manager is appointed within 90 days (or, in the event of a change in applicable law or regulation which renders the performance by the Collateral Manager of its duties under this Agreement or the Indenture to be a violation of any law or regulation, within 30 days) following the termination or resignation of the Collateral Manager, the Collateral Manager shall have the right to petition a court of competent jurisdiction to appoint a successor collateral manager, in either such case whose appointment shall become effective after such successor has accepted its appointment, notice of such appointment is provided to the Rating Agency and without the consent of any Holder.
(e)    If this Agreement is terminated pursuant to this Section 12, such termination shall be without any further liability or obligation of either party to the other, except as provided in clause (g) below.

(f)    If Barings Private Credit Corporation resigns or is removed as Collateral Manager hereunder, within 30 days after the date on which a successor collateral manager has assumed the duties and obligations of the Collateral Manager hereunder, the Issuer will, and will cause the Co-Issuer to, change its name to remove any reference to “Barings.”
(g)    Sections 6, 8(d), 10, 21, 22, 23 and 28, insofar as they relate to the period ending with the termination of this Agreement, and Sections 8(e), 12(f), 12(g), 15, 17, 24 and 25 shall survive any termination of this Agreement pursuant to this Section 12 or Section 14.
Section 13.    Assignments.
(a)    To the extent that applicable law requires the consent of the Issuer to any assignment (as defined in the Advisers Act) of this Agreement to any Person, in whole or in part, by the Collateral Manager, such requirement may be satisfied with respect to the Issuer and all Holders (i) by obtaining consent to such assignment on behalf of the Issuer from any of the following persons as determined by the Collateral Manager: (A) one or more directors of the Issuer independent from the Collateral Manager (including the Independent Review Party), (B) the Majority of the Controlling Class and one or more of the Holders of the Subordinated Notes representing at least 25% of the Aggregate Outstanding Amount of the Subordinated Notes, (C) any independent third party retained by the Issuer (which may be the Independent Review Party) or (D) an advisory committee formed by the Collateral Manager, or (ii) in any other manner that is permitted pursuant to then applicable law. The Collateral Manager shall not assign this Agreement, in whole or in part, to any Person other than a Qualifying Affiliate of the Collateral Manager that has comparable personnel, expertise and capitalization to the Collateral Manager without (i) the prior written consent of a Majority of the Controlling Class and a Majority of the Subordinated Notes and (ii) notice to the Rating Agency. No consent or other action under the preceding sentence shall be required, however, if a Change-in-Control of the Collateral Manager occurs or the Collateral Manager enters into any consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all of its assets to, another entity and, at the time of such consolidation, merger, amalgamation or transfer the resulting, surviving or transferee entity assumes all the obligations of the Collateral Manager and generally and the other entity is solely a continuation of the Collateral Manager in another corporate or similar form; provided that (x) the Collateral Manager shall give written notice to the holders of the Subordinated Notes of the occurrence of a Change-in-Control or any such consolidation, merger, amalgamation or transfer and (y) the Issuer will remove the Collateral Manager if a Majority of the Controlling Class or a Majority of the Subordinated Notes so direct by written notice within 15 days of delivery of such notice. Notice will be provided to the Rating Agency of any assignment, in whole or in part, of this Agreement. Any assignment consented to by the Issuer and such Holders shall bind the assignee hereunder in the same manner as the Collateral Manager is bound. In addition, the assignee shall execute and deliver to the Issuer and the Trustee a counterpart of this Agreement naming such assignee as Collateral Manager. Upon the execution and delivery of such counterpart by the assignee, the Collateral Manager shall be released from further obligations pursuant to this Agreement, except with respect to its obligations under Section 10 of this Agreement relating to any Collateral Manager Breach that occurred prior to such assignment and except with respect to its obligations under Section 6 (other than the first sentence thereof), Section 15, Section 17, Section 22 and Section 23.
(b)    This Agreement shall not be assigned by the Issuer without (i) the prior written consent of (A) the Collateral Manager and (B) a Majority of the Subordinated Notes, and (ii) notice having been provided to the Rating Agency, except in the case of assignment by the Issuer (1) to an entity which is a successor to the Issuer permitted under the Indenture, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Issuer is bound thereunder or (2) to the Trustee as contemplated by the granting clause of the Indenture. The Issuer may assign its rights, title and interest in (but not its obligations under) this Agreement to the Trustee pursuant to the Indenture; and the Collateral Manager by its signature below agrees to, and acknowledges, such assignment. In the event of any assignment by the Issuer, the Issuer shall use reasonable efforts to cause such assignee to execute and deliver to the Collateral Manager such documents as the Collateral Manager shall consider reasonably necessary to effect fully such assignment.
Section 14.    Removal for Cause.
(a)    The Collateral Manager may be removed for Cause upon 30 days’ prior written notice to the Collateral Manager by the Issuer or the Trustee, at the direction of a Supermajority of the Controlling Class (or, if all of the Controlling Class consists of Collateral Manager Notes, a Supermajority of the highest Priority Class of Notes that is not comprised entirely of Collateral Manager Notes) or a Majority of the Subordinated Notes (so long as the Subordinated Notes are not comprised entirely of Collateral Manager Notes). Notice of such removal for cause will be given by or on behalf of the Issuer to the Holders of each Class of Notes. Voting of any Collateral Manager Notes will be subject to the definition of “Outstanding” in the Indenture. No such removal shall be effective until the date as of which a successor Collateral Manager satisfying the criteria set forth in Section 12(d) above shall have been appointed and delivered an Instrument of Acceptance to the Issuer and the removed Collateral Manager. For purposes of determining “Cause” with respect to removal of the Collateral Manager by the Issuer, such term shall mean any one of the following events:
(i)    the Collateral Manager willfully and intentionally violates or willfully and intentionally breaches any material provision of this Agreement or the Indenture applicable to it (not including a willful and intentional breach that results from a good faith dispute regarding reasonable alternative courses of action or interpretation of instructions);
(ii)    the Collateral Manager breached any provision of this Agreement or any terms of the Indenture applicable to it (other than as covered by clause (i) above and it being understood that any failure by the Issuer to meet any Coverage Test is not such a breach), which breach would reasonably be expected to have a material adverse effect on any Class of Notes and has not cured such breach (if capable of being cured) within 45 days of a responsible officer of the Collateral Manager receiving notice from the Issuer or the Trustee of, such breach (it being understood that the Trustee will not provide such notice unless it receives a written direction from (x) the Holders of at least 25% of the Aggregate Outstanding Amount of the Controlling Class (or, if all of the Controlling Class consists of Collateral Manager Notes, the highest Priority Class of Notes that is not comprised entirely of Collateral Manager Notes) or (y) the holders of at least 25% of the Aggregate Outstanding Amount of the Subordinated Notes (or, if all of the Subordinated Notes are Collateral Manager Notes, the lowest Priority Class of Notes that is not comprised entirely of Collateral Manager Notes)) unless, if such breach is remediable after the end of such 45 day period, the Collateral Manager has taken action that the Collateral Manager in good faith believes will remedy, and that does in fact remedy, such breach within 60 days after the end of such 45 day period;
(iii)    the failure of any representation, warranty, certification or statement made or delivered by the Collateral Manager in or pursuant to this Agreement or the Indenture to be correct in any material respect when made which failure (A) would reasonably be expected to have a material adverse effect on any Class of Notes and (B) is not corrected by the Collateral Manager within 30 days after its becoming aware of, or receipt by a responsible officer of the

Collateral Manager of written notice from the Issuer or the Trustee (it being understood that the Trustee will not provide such notice unless it receives a written direction from (x) the holders of at least 25% of the Aggregate Outstanding Amount of the Controlling Class (or, if all of the Controlling Class consists of Collateral Manager Notes, the highest Priority Class of Notes that is not comprised entirely of Collateral Manager Notes) or (y) the holders of at least 25% of the Aggregate Outstanding Amount of the Subordinated Notes (or, if all of the Subordinated Notes are Collateral Manager Notes, the lowest Priority Class of Notes that is not comprised entirely of Collateral Manager Notes)) of, such failure, unless, if such failure is remediable, the Collateral Manager has taken action commencing the cure thereof within such 30 day period that the Collateral Manager in good faith believes will remedy, and that does in fact remedy, such failure within 60 days after a responsible officer of the Collateral Manager received notice thereof; provided that (x) the delivery of a certificate or other report which corrects any inaccuracy contained in a previous report or certification shall be deemed to cure such inaccuracy as of the date of delivery of such updated report or certificate and any and all inaccuracies arising from continuation of such initial inaccurate report or certificate and (y) the sale or other disposition of any asset that did not satisfy the definition of “Collateral Obligation” shall cure any breach or failure arising therefrom as of the date of such failure;
(iv)    the Collateral Manager is wound up or dissolved or there is appointed over it or a substantial part of its assets a receiver, administrator, administrative receiver, trustee or similar officer; or the Collateral Manager (A) ceases to be able to, or admits in writing its inability to, pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any composition or arrangement with, its creditors generally; (B) applies for or consents (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator (or other similar official) of the Collateral Manager or of any substantial part of its properties or assets, or authorizes such an application or consent, or proceedings seeking such appointment are commenced without such authorization, consent or application against the Collateral Manager and continue undismissed for 60 days or any such appointment is ordered by a court or regulatory body having jurisdiction over the Collateral Manager; (C) authorizes or files a voluntary petition in bankruptcy, or applies for or consents (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency, dissolution, or similar law, or authorizes such application or consent, or proceedings to such end are instituted against the Collateral Manager without such authorization, application or consent and remain undismissed for 60 days or result in adjudication of bankruptcy or insolvency or the issuance of an order for relief; or (D) permits or suffers all or any substantial part of its properties or assets to be sequestered or attached by court order and the order (if contested in good faith) remains undismissed for 60 days;
(v)    the occurrence and continuation of an Event of Default (regardless of whether an acceleration has occurred) under the Indenture that is described in clause (a) of the definition of “Event of Default” and that directly results from any breach by the Collateral Manager of its duties hereunder or under the Indenture applicable to the duties to be performed by the Collateral Manager on behalf of the Issuer; or
(vi)    (A) the occurrence of an act by the Collateral Manager or any officer or director thereof that constitutes fraud or criminal activity in the performance of its obligations under this Agreement, the Indenture or the Collateral Administration Agreement or the Collateral Manager or any officer or director thereof being convicted of a criminal offense materially related to the primary business of the Collateral Manager, in each case pursuant to a final adjudication by a court of competent jurisdiction, or (B) any officer, director or investment professional of the Collateral Manager having responsibility for the performance by the Collateral Manager of its obligations hereunder is indicted for a criminal offense materially related to the primary business of the Collateral Manager and continues to have responsibility for the performance by the Collateral Manager hereunder for a period of 10 days after such indictment; provided that any indictment arising from practices that have become the subject of contemporaneous actions against multiple investment advisers shall not constitute “Cause” for purposes of this clause (vi) if the Collateral Manager enters into an agreement of settlement with any authority that has commenced an indictment, which agreement is entered into without prejudice within the 90 days following such indictment.
(b)    If any of the events specified in clauses (a)(i) through (vi) of this Section 14 shall occur, the Collateral Manager shall promptly upon becoming aware of the occurrence of such event give written notice thereof to the Issuer, the Trustee and the Rating Agency. A Majority of each Class of Notes, voting separately by Class, may waive any event described in clause (i), (ii), (iii), (v) or (vi) above as a basis for termination of this Agreement and removal of the Collateral Manager under this Section 14; provided that voting of any Collateral Manager Notes will be subject to the definition of “Outstanding” in the Indenture.
(c)    In the event of removal of the Collateral Manager pursuant to this Agreement by the Issuer, the Issuer shall have all of the rights and remedies available with respect thereto at law or equity, and, without limiting the foregoing, the Issuer may by notice in writing to the Collateral Manager as provided under this Agreement terminate all the rights and obligations of the Collateral Manager under this Agreement (except those that survive termination pursuant to clause (g) of Section 12). Upon the later to occur of (i) expiration of the applicable notice period with respect to termination specified in this Section 14 and (ii) acceptance of its appointment by the successor collateral manager, all authority and power of the Collateral Manager under this Agreement, whether with respect to the Assets or otherwise, shall automatically and without further action by any Person or entity pass to and be vested in the successor collateral manager.
Section 15.    Obligations of Resigning or Removed Collateral Manager.
(a)    From and after the effective date of the resignation or removal of the Collateral Manager in accordance with this Agreement, such collateral manager shall not be entitled to compensation for further services hereunder but shall be paid all compensation accrued to the effective date of resignation or removal and shall be entitled to receive any amounts owing under Sections 8 and 10 hereof. On, or as soon as practicable after, the date any resignation or removal is effective, the Collateral Manager shall:
(i)    deliver to the Issuer or to such other Person as the Issuer shall instruct all property and documents of the Issuer or otherwise relating to the Assets then in the custody of the Collateral Manager;
(ii)    deliver to the Trustee an accounting with respect to the books and records delivered to the Trustee or the successor Collateral Manager appointed pursuant to Section 12 hereof; and
(iii)    agree to cooperate in any proceedings, even after its resignation or removal, which arise in connection with this Agreement or the Indenture, assuming the Collateral Manager has received appropriate indemnity against the cost, expenses and liabilities that might be incurred in connection therewith.
(b)    Notwithstanding such resignation or removal, the Collateral Manager shall remain liable for its obligations under Section 10 hereof and its acts or omissions giving rise thereto and for any expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees) in respect of or arising out of a breach of the representations and warranties made by the Collateral Manager in Section 16(b) hereof or from any failure of the Collateral Manager to comply with the provisions of this Section 15.
Section 16.    Representations and Warranties.
(a)    The Issuer hereby represents and warrants to the Collateral Manager as follows:
(i)    The Issuer has been duly incorporated and is validly existing under the laws of the Cayman Islands, has the full power and authority to own its assets and the securities proposed to be owned by it and included in the Assets and to transact the business in which it is presently engaged and is duly qualified under the laws of each jurisdiction where its ownership or lease of property, the conduct of its business or the performance of this Agreement, the Indenture and the Notes require such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a material adverse effect on the business, operations, assets or financial condition of the Issuer.
(ii)    The Issuer has full power and authority to execute, deliver and perform all of its obligations under this Agreement and to perform all of its obligations under the Indenture and the Notes and has taken all necessary action to authorize this Agreement and the execution and delivery of this Agreement and the performance of all obligations imposed upon it hereunder, and, as of the Closing Date, will have taken all necessary action to authorize the Indenture and the Notes and the execution, delivery and performance of this Agreement, the Indenture and the Notes and the performance of all obligations imposed upon it thereunder. No consent of any other Person including, without limitation, shareholders and creditors of the Issuer, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing (other than any filings pursuant to the UCC required under the Indenture and necessary to perfect any security interest granted thereunder) or declaration with, any governmental authority is required by the Issuer in connection with the execution, delivery, performance, validity or enforceability of this Agreement, the Indenture or the Notes or the obligations imposed upon the Issuer hereunder and thereunder. This Agreement has been, and each instrument and document to which the Issuer is a party required hereunder or under the Indenture or the Notes will be, executed and delivered by a duly authorized officer of the Issuer, and this Agreement constitutes, and each instrument or document required hereunder to which the Issuer is a party, when executed and delivered, will constitute, the valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, subject, as to enforcement, (A) to the effect of bankruptcy, receivership, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Issuer and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).
(iii)    The execution, delivery and performance of this Agreement and the documents and instruments required hereunder and under the Indenture will not violate any provision of any existing law or regulation binding on the Issuer, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Issuer, or the Organizational Instruments of, or any securities issued by, the Issuer or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Issuer is a party or by which the Issuer or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Issuer, and will not result in or require the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking (other than the lien of the Indenture).
(iv)    The Issuer is not in violation of its Organizational Instruments or in breach or violation of or in default under any contract or agreement to which it is a party or by which it or any of its property may be bound, or any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Issuer or its properties, the breach or violation of which or default under which would have a material adverse effect on the validity or enforceability of this Agreement or the provisions of the Indenture applicable to the Issuer, or the performance by the Issuer of its duties hereunder or thereunder.
(b)    The Collateral Manager hereby represents and warrants to the Issuer as follows:
(i)    The Collateral Manager is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, has full power and authority to own its assets and to transact the business in which it is currently engaged, and is duly qualified to do business and is in good standing under the laws of each jurisdiction where the performance of this Agreement would require such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a material adverse effect on the ability of the Collateral Manager to perform its obligations under this Agreement and the provisions of the Indenture applicable to the Collateral Manager, or on the validity or enforceability of this Agreement and the provisions of the Indenture applicable to the Collateral Manager.
(ii)    The Collateral Manager has full power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder and under the provisions of the Indenture applicable to the Collateral Manager, and has taken all necessary action to authorize this Agreement and the execution and delivery of this Agreement and the performance of all obligations required hereunder and under the terms of the Indenture applicable to the Collateral Manager. No consent of any other Person, including, without limitation, members and creditors of the Collateral Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Collateral Manager or any Affiliate thereof in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement or the obligations imposed on the Collateral Manager hereunder or under the terms of the Indenture applicable to the Collateral Manager other than those which have been obtained or made. This Agreement has been, and each instrument and document to which the Collateral Manager is a party required hereunder or under the terms of the Indenture will be, executed and delivered by a duly authorized officer of the Collateral Manager, and this Agreement constitutes, and each instrument and document to which the Collateral Manager is a party required hereunder or under the terms of the Indenture when executed and delivered by the Collateral Manager will constitute, the valid and binding obligation of the Collateral Manager enforceable against the Collateral Manager in accordance with its terms, subject, as to enforcement, (A) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Collateral Manager and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).
(iii)    The execution, delivery and performance of this Agreement and the terms of the Indenture applicable to the Collateral Manager will not violate any provision of any existing law or regulation binding on the Collateral Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Collateral Manager, or the Organizational Instruments of, or any securities issued by, the Collateral Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Collateral Manager is a party or by which the Collateral Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Collateral Manager or which would reasonably be expected to adversely affect in a material manner its ability to perform its obligations hereunder and under the Indenture.
(iv)    There is no charge, investigation, action, suit or proceeding before or by any court pending or, to the actual knowledge of the Collateral Manager, threatened, that, if determined adversely to the Collateral Manager, would have a material adverse effect upon the business, operations, assets or financial condition of the Collateral Manager, or upon the performance by the Collateral Manager of its duties under, or on the validity or enforceability of, this Agreement and the provisions of the Indenture applicable to the Collateral Manager.
(v)    The Collateral Manager is not in violation of its Organizational Instruments or in breach or violation of or in default under any contract or agreement to which it is a party or by which it or any of its property may be bound, or any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Collateral Manager or its properties, the breach or violation of which or default under which would have a material adverse effect on the validity or enforceability of this Agreement or the Indenture or the performance by the Collateral Manager of its duties hereunder or thereunder.
(vi)    True and complete copies of the Collateral Manager’s Organizational Instruments have been delivered to the Issuer.
(vii)    The Collateral Manager Information, as of its date, and with respect to Collateral Manager Information contained in the Final Offering Circular, as of the Closing Date, does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(viii)    No event constituting Cause (or event that, with the giving of notice or the passage of time or both, would constitute Cause) with respect to it has occurred and is continuing, and no event constituting Cause (or event that, with the giving of notice or the passage of time or both, would constitute Cause) will occur as a result of its entering into this Agreement.
Section 17.    Limited Recourse; No Petition.
The Collateral Manager hereby agrees that it shall not institute against, or join any other Person in instituting against, the Issuer or the Co-Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium, winding up or liquidation proceedings or other proceedings under U.S. federal or state, Cayman Islands or other bankruptcy laws or similar laws of any jurisdiction until at least one year (or, if longer, the applicable preference period then in effect) plus one day after payment in full of all Notes issued under the Indenture. The Collateral Manager hereby acknowledges and agrees that the Issuer’s obligations hereunder will be solely the corporate obligations of the Issuer, and that the Collateral Manager will not have any recourse to any of the directors, officers, incorporators, employees, shareholders or Affiliates of the Issuer with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any Transactions contemplated hereby. Notwithstanding any other provisions hereof or of any other Transaction Document, recourse in respect of any obligations of the Issuer to the Collateral Manager hereunder or thereunder from time to time and at any time will be limited to the Assets available at such time as applied in accordance with the Priority of Payments pursuant to the Indenture and, on the exhaustion of the Assets, all obligations of and remaining claims against the Issuer arising from this Agreement or any Transaction Document or any Transactions contemplated hereby or thereby shall be extinguished and shall not revive. This Section 17 shall survive the termination of this Agreement for any reason whatsoever.
Section 18.    Notices.
Unless expressly provided otherwise herein, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, or, in the case of telecopier or email notice, when received in legible form, addressed as set forth in Section 14.3 of the Indenture.
Section 19.    Binding Nature of Agreement; Successors and Assigns.
This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns as provided herein.
Section 20.    Entire Agreement; Amendment.
This Agreement and the Indenture contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof and thereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing executed by each of the parties hereto. This Agreement may be amended to (i) correct inconsistencies, typographical or other errors, defects or ambiguities or (ii) conform this Agreement to the Offering Circular or the Indenture (as it may be amended or supplemented from time to time in accordance with the terms thereof), in each case without the consent of the holders of any Person and with notice to the Rating Agency. Any other amendment to this Agreement shall be permitted with the consent of a Majority of the Subordinated Notes.
Section 21.    Governing Law.
This Agreement shall be construed in accordance with, and this Agreement and all matters arising out of or relating in any way whatsoever to this Agreement (whether in contract, tort or otherwise) shall be governed by, the law of the State of New York.

Section 22.    Submission to Jurisdiction.
With respect to any suit, action or proceedings relating to this Agreement or any matter between the parties arising under or in connection with this Agreement (“Proceedings”), to the fullest extent permitted by law each party irrevocably: (i) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City; and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.
The Collateral Manager irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at the office of the Collateral Manager in Charlotte, North Carolina. The Issuer hereby irrevocably designates and appoints the Process Agent appointed under the Indenture as the agent of the Issuer to receive on its behalf service of all process brought against it with respect to any such action or proceeding in any such court in the State of New York, such service being hereby acknowledged by the Issuer to be effective and binding on it in every respect. If for any reason such agent shall cease to be available to act as such, then the Issuer shall promptly designate a new agent in the City of New York.
Section 23.    Waiver of Jury Trial.
EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING. Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this paragraph.
Section 24.    Conflict with the Indenture.
In respect of any conflict between the terms of this Agreement and the Indenture, the terms of the Indenture shall control.
Section 25.    Subordination; Assignment of Agreement.
The Collateral Manager agrees that the payment of all amounts to which it is entitled pursuant to this Agreement shall be subordinated to the extent set forth in, and the Collateral Manager agrees to be bound by the provisions of, the Priority of Payments set forth in the Indenture as if the Collateral Manager were a party to the Indenture. The Collateral Manager hereby consents to the assignment of this Agreement as provided in Section 15.1(a) of the Indenture.
Section 26.    Indulgences Not Waivers.
Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
Section 27.    Costs and Expenses.
Except as otherwise agreed to by the parties hereto, the costs and expenses (including the fees and disbursements of counsel and accountants but excluding all overhead costs and employees’ salaries) of the Collateral Manager and of the Issuer incurred in connection with the negotiation and preparation of and the execution of this Agreement and any amendment thereto, and all matters incidental thereto, will be borne by the Issuer. The Issuer will reimburse the Collateral Manager for expenses including fees and out-of-pocket expenses reasonably incurred by the Collateral Manager in connection with the services provided hereunder including, without limitation, (a) legal advisers, consultants, rating agencies, accountants, brokers and other professionals retained by the Issuer or the Collateral Manager (on behalf of the Issuer), (b) asset pricing and asset rating services, compliance services and software, and accounting, programming and data entry services directly related to the management of the Assets, (c) all taxes, regulatory and governmental charges (not based on the income of the Collateral Manager), insurance premiums or expenses, (d) any and all costs and expenses incurred in connection with the acquisition, disposition of investments on behalf of the Issuer (whether or not actually consummated) and management thereof, including attorneys’ fees and disbursements, (e) any fees, expenses or other amounts payable to the Rating Agency, (f) preparing reports to holders of the Notes, (g) reasonable travel expenses (including without limitation airfare, meals, lodging and other transportation) undertaken in connection with the performance by the Collateral Manager of its duties pursuant to this Agreement and the Indenture, (h) any broker or brokers in consideration of brokerage services provided to the Collateral Manager in connection with the sale or purchase of any Collateral Obligation, Equity Security, Eligible Investment, asset held by a subsidiary of the Issuer or other assets received in respect thereof, (i) bookkeeping, accounting or recordkeeping services obtained or maintained with respect to the Issuer (including those services rendered at the behest of the Collateral Manager), (j) software programs licensed from a third party and used by the Collateral Manager in connection with servicing the Assets, (k) fees and expenses incurred in obtaining the Market Value of Collateral Obligations (including without limitation fees payable to any nationally recognized pricing service), (l) audits incurred in connection with any consolidation review, (m) any extraordinary costs and expenses incurred by the Collateral Manager in the performance of its obligations under this Agreement and the Indenture, (n) any out-of-pocket expenses incurred by the Collateral Manager in connection with complying with the U.S. Risk Retention Rules, other than the purchase price paid for any Notes purchased in connection therewith or any costs and expenses incurred in connection with any financing arrangements entered into for the purpose of financing the purchase price of such Notes, (o) any costs and expenses in connection with any amendment or supplement (including any proposed amendment or supplement) to this Agreement, the Indenture and any other agreements executed in connection therewith and (p) as otherwise agreed upon by the Issuer and the Collateral Manager. In addition, the Issuer will pay or reimburse the costs and expenses (including fees and disbursements of counsel and accountants) of the Collateral Manager and the Issuer incurred in connection with or incidental to the entering into of this Agreement or any amendment thereto. To the extent any such costs and expenses are incurred for the benefit of the Issuer and other clients advised by the Collateral Manager, the Collateral Manager will make a good faith allocation of such costs and expenses among all such clients and the Issuer.

Section 28.    Third Party Beneficiaries.
The parties hereto agree that the Trustee on behalf of the Holders shall be an express third party beneficiary of this Agreement without any act or notice of acceptance hereof or reliance hereon, and shall be entitled to rely upon and enforce such provisions of this Agreement to the same extent as if each of them were a party hereto.
Except as expressly provided in this Section 28, no person or entity (including, without limitation, any Holders) is or shall be deemed to be a third party beneficiary of this Agreement or of any of the duties and obligations of any party contained in this Agreement.
Section 29.    Titles Not to Affect Interpretation.
The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.
Section 30.    Execution in Counterparts.
This Agreement may be executed in any number of counterparts by electronic or other written form of communication (including electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC), each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.
Section 31.    Provisions Separable.
If any term, provision, covenant or condition of this Agreement, or the application thereof to any party hereto or any circumstance, is held to be unenforceable, invalid or illegal for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Agreement, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity, or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Agreement, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Agreement, as the case may be, will not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.
Section 32.    Gender.
Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.
[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Collateral Management Agreement as of the date first written above.

BARINGS PRIVATE CREDIT CORPORATION CLO 2026-1
By:     /s/ John Fawkes
Name: John Fawkes
Title: Director

BARINGS PRIVATE CREDIT CORPORATION

By: Barings LLC, as its Adviser

By: /s/ Matthew Freund_________
    Name: Matthew Freund
    Title: Managing Director

Barings Private Credit Corporation CLO 2026-1
Collateral Management Agreement